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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Unify Corporation on Form S-8 of our report (which is unqualified and contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern) dated July 10, 2001, appearing in the Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2001.

DELOITTE & TOUCHE LLP

Sacramento, California
October 18, 2001

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT